Exhibit 99.1

Greencity Acquisition Corporation Announces to Extend Deadline to Consummate Business Combination

Shanghai, China, July 26, 2021/PRNewswire/ – Greencity Acquisition Corporation (the “Company” or “Greencity”) (NASDAQ: GRCY) (the “Company”) today announced that the Company’s sponsor, Cynthia Management Corporation (the “Sponsor”), has deposited into the Company's trust account (the "Trust Account") an aggregate of $133,334, representing $0.033 per public share of the Company, in order to extend the period of time the Company has to consummate a business combination by one month to August 28, 2021.

The Sponsor plans to extend such period of time additional eight times to complete its initial business combination as necessary, each by an additional one months, up to April 28, 2022, by depositing an aggregate of an additional $1,066,666 into the Trust Account, representing an additional $0.267 per public share, in connection with such additional extensions.

About Greencity Acquisition Corporation

The Company is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any industry or sector, the Company intends to focus on businesses that have a connection to the Asian market.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements”. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Panyan Yu
(+86) 15618936452
yupanyan@grcyu.com